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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement Nos. 333-09283, 333-04203, 333-89057, 333-89059, 333-43308 and 333-70986 of
Vertel Corporation filed on Form S-8 and Registration Statement No. 333-70896 of Vertel Corporation filed on Form S-3, of our report dated February 7, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Vertel's ability to continue as a going concern) appearing in the Annual Report on Form 10-K of Vertel Corporation for the year ended December 31, 2001.

Deloitte & Touche LLP

Los Angeles, California
March 29, 2002